EXHIBIT 32.1
CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER
Pursuant to 18 U.S.C. 1350
Section 906 of the Sarbanes-Oxley Act of 2002
      I, Keith A. Meister, Principal Executive Officer of American Property Investors, Inc., the General Partner of American Real Estate Holdings Limited Partnership (the “Registrant”), certify that to the best of my knowledge, based upon a review of the Registrant’s annual report on Form 10-K/A for the period ended December 31, 2005 (the “Report”):

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date: December 6, 2006	By:	/s/ Keith A. Meister
Keith A. Meister
Principal Executive Officer and Vice Chairman of the Board of American Property Investors, Inc. (Principal Executive Officer), the General Partner of American Real Estate Holdings Limited Partnership